UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)		45334-0629 (Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 13, 2012, Thor Industries, Inc. and certain of its subsidiaries (collectively, the “Company”) and their respective insurance carriers executed a Stipulation of Settlement (the “Stipulation of Settlement”), pursuant to which the Company agreed to certain settlement terms in the previously-disclosed multi-district litigation proceeding (the “MDL Claims”), In Re: FEMA Trailer Formaldehyde Product Liability Litigation, MDL No. 1873, before the United States District Court, Eastern District of Louisiana (the “MDL Court”). The MDL Claims were brought on behalf of Gulf Coast residents who lived in travel trailers, park model trailers and manufactured homes provided by the Federal Emergency Management Agency (“FEMA”) following Hurricanes Katrina and Rita in 2005. The complaints generally allege that residents who occupied FEMA supplied emergency housing units, such as travel trailers, were exposed to formaldehyde emitted from the trailers, resulting in various injuries to the residents, including health issues and emotional distress. The MDL Claims are described in more detail in the Stipulation of Settlement and in Part II, Item I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending January 31, 2012.

As set forth more fully in the Stipulation of Settlement, if the MDL Court grants final approval, among other things, (i) the claims against the Company will be dismissed with prejudice and released, such that every member of the settlement class will be forever barred from asserting against the Company any claims alleged in the MDL Claims or arising therefrom; (ii) a payment of $6,250,000 will be made by the Company and its insurance carriers for the benefit of the settlement class; and (iii) a payment of $552,600 will be made by Heartland Recreational Vehicles, L.L.C., a subsidiary of the Company (“Heartland”), and its insurance carriers for the benefit of the settlement class. The breakdown of the payments to be made among the Company, Heartland and their respective insurance carriers has been separately agreed upon among the parties. The Company has denied and continues to deny any liability, wrongdoing or responsibility in connection with the MDL Claims and believes that such claims are without merit and are barred in whole or in part. Nonetheless, the Company has agreed to the Stipulation of Settlement to eliminate the risk, time, expense and effort of further litigation.

The proposed settlement is subject to a number of conditions and approvals, including, among other items, preliminary and final approval by the MDL Court. Details regarding any proposed settlement will be communicated to potential class members prior to final court approval. At this time, there can be no assurance that the conditions to effect the settlement will be met or that the settlement of the MDL Claims will receive the required court and other approvals.

The description of the Stipulation of Settlement set forth above is qualified by reference to the Stipulation of Settlement filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Stipulation of Settlement, executed on April 13, 2012 by the Company, in the case of In Re: FEMA Trailer Formaldehyde Product Liability Litigation, MDL No. 1873, before the United States District Court, Eastern District of Louisiana.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: April 19, 2012	By:	/s/ George J. Lawrence
	Name:	George J. Lawrence
	Title:	Senior Vice President, General Counsel and Corporate Secretary

INDEX OF EXHIBITS

10.1	Stipulation of Settlement, executed on April 13, 2012 by the Company, in the case of In Re: FEMA Trailer Formaldehyde Product Liability Litigation, MDL No. 1873, before the United States District Court, Eastern District of Louisiana.